Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, 333-219719, 333-226660, 333-257005 and 333-288917 on Form S-8 of SM Energy Company our report dated February 24, 2025, relating to the financial statements of Civitas Resources, Inc. incorporated by reference in this Current Report on Form 8-K dated January 30, 2026.

/s/ Deloitte & Touche LLP

Denver, Colorado

January 30, 2026